Exhibit 10.4.1

Amendment to Employment Agreement

Magnum Hunter Resources Corporation, a Delaware corporation (formerly Petro Resources Corporation) (the “Company”) and Ronald D. Ormand (“Executive”) entered into an Employment Agreement effective May 22, 2009 (the “Agreement”). The Company and Executive desire to amend the Agreement effective as of November 14, 2011, as follows:

FIRST: Section 1.1(e) of the Agreement is hereby amended by restatement in its entirety as follows:

(e) “Change of Control” means a “Change in Control” as defined under the Incentive Plan as in effect on November 14, 2011.

SECOND: Section 1.1(k) of the Agreement is hereby amended by restatement in its entirety as follows:

(k) “Incentive Plan” means the Company’s Stock Incentive Plan as amended from time to time.

Executed on the 17th day of November, 2011.

Magnum Hunter Resources Corporation

/s/ Joe L. McClaugherty

By Joe L. McClaugherty, Chair,
Compensation Committee of the Board of Directors

Executive

/s/ Ronald D. Ormand

Ronald D. Ormand